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                                                             Exhibit (a)(1)(LLL)



                             NCS ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                                 OMNICARE, INC.
           Has Increased the Price of its Offer to Purchase for Cash
                           All Outstanding Shares of
                 Class A Common Stock and Class B Common Stock
                                       of
                              NCS HEALTHCARE, INC.
                                       to
                              $5.50 NET PER SHARE


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      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 7, 2003,
                 UNLESS THE OFFER IS EXTENDED.
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                                                               December 23, 2002

To Our Clients:

    Enclosed for your consideration is a Supplement, dated December 23, 2002 (the 'Supplement'), to the Offer to Purchase, dated August 8, 2002 (the 'Offer to Purchase'), and the related revised (yellow) Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the 'Offer') in connection with the offer by Omnicare, Inc., a Delaware corporation ('Omnicare'), through NCS Acquisition Corp., a Delaware corporation ('Purchaser') and a wholly-owned subsidiary of Omnicare, to purchase for cash all of the issued and outstanding shares of class A common stock, par value $0.01 per share ('Class A Common Stock') and all of the issued and outstanding shares of class B common stock, par value $0.01 per share ('Class B Common Stock' and, together with Class A Common Stock, the 'Shares'), of NCS HealthCare, Inc., a Delaware corporation (the 'Company'). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The revised Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The tender price is $5.50 per Share, net to you in cash, without interest and less required withholding taxes.

    2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, January 7, 2003, unless the Offer is extended.

    3. The Offer is conditioned upon, among other things, there having been validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Supplement) that number of Shares representing, together with the Shares owned by Omnicare, at least a majority of the total voting power of all of the outstanding securities of the Company entitled to vote generally in the election of directors or in a merger (calculated on a fully diluted basis after consummation of the Offer). The Offer is not conditioned on obtaining financing.

    4. The board of directors of the Company, by unanimous vote, (1) has approved the Merger Agreement (as defined below), the Offer and the Proposed Merger (as defined below); (2) has determined that the terms of the Offer and the Proposed Merger are advisable, fair to, and in the best interests of, the Company and the Company stockholders and
       (3) recommends that the

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       Company stockholders accept the Offer and tender their Shares to
       Purchaser pursuant to the Offer.

    5. This Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 17, 2002 (the 'Merger Agreement'), by and among Omnicare, Purchaser and the Company. The Merger Agreement provides for, among other things, the making of the Offer by the Purchaser and further provides that the Purchaser will be merged with and into the Company (the 'Proposed Merger') as promptly as possible following the satisfaction or waiver of each of the conditions to the Proposed Merger set forth in the Merger Agreement. Following the Proposed Merger, the Company will continue as the surviving corporation, wholly-owned by Omnicare, and the separate corporate existence of the Purchaser will cease.

    6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Merrill Lynch & Co., the Dealer Manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the 'Depositary') of
(a) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the 'Book-Entry Transfer Facility'), pursuant to the procedures set forth in Section 4 ('Procedure for Tendering Shares') of the Offer to Purchase, (b) the revised (yellow) Letter of Transmittal or original (blue) Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the revised Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                       OF
                              NCS HEALTHCARE, INC.

    The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated August 8, 2002, the enclosed Supplement to the Offer to Purchase, dated December 23, 2002, and the related revised (yellow) Letter of Transmittal, in connection with the offer by Omnicare through Purchaser to purchase all of the issued and outstanding shares of class A common stock, par value $0.01 per share ('Class A Common Stock'), and all of the issued and outstanding shares of class B common stock, par value $0.01 per share ('Class B Common Stock' and, together with Class A Common Stock, the 'Shares'), of NCS HealthCare, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

-----------------------------------------------------------------------------------
                                  Shares*
------------------------------------------      ----------------------------------
Number of Shares of Class A Common Stock                    Signature(s)
             to be Tendered

                                  Shares*
------------------------------------------      ----------------------------------
Number of Shares of Class B Common Stock           Please type or print name(s)
             to be Tendered

                                                ----------------------------------
                                                   Please type or print address

                                                ----------------------------------
                                                  Area Code and Telephone Number

------------------------------------------      ----------------------------------
Dated                                                Taxpayer Identification or
                                                       Social Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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